Form F-4

Exhibit 21.1

LIST OF SUBSIDIARIES OF ACETEX B.V.

1.                                       Transatlantique Chimie S.A.

2.                                       Acetex Chimie S.A.

3.                                       Erkol, S.A.

4.                                       Erfei, A.I.E.

5.                                       Acetex Derivatives, SAS

6.                                       Acetex Intermediates, SAS